EXHIBIT 99.2

                                CAPITALIZATION

The following table sets forth the capitalization of Alliance Holding on a historical basis, and the capitalization of Alliance Capital and Alliance Holding on a pro forma basis, in each case as of June 30, 1999. The pro forma presentations reflect the effects of the reorganization and the exchange offer as if both were completed on June 30, 1999. The pro forma adjustments and related assumptions are described under Item 5 of this Form 8-K and "Pro Forma Condensed Financial Statements (Unaudited)", which is included as Exhibit 99.3 to this Form 8-K.



                                                              Historical            Pro Forma             Pro Forma
                                                           Alliance Holding      Alliance Capital      Alliance Holding
                                                           ----------------      ----------------      ----------------
                                                                                  (in thousands)
Noncurrent liabilities:
 Noncurrent portion of employee compensation and
   benefits...........................................          $ 68,175              $ 68,175              $     --
 Noncurrent portion of debt...........................                --                    --                    --
                                                                --------              --------              --------
 Total noncurrent liabilities.........................            68,175                68,175                    --
Partners' capital.....................................           467,602               467,602               176,402
                                                                --------              --------              --------
 Total capitalization.................................          $535,777              $535,777              $176,402
                                                                ========              ========              ========